Exhibit 99.1

GLOBAL PARTNERS LP

Global Partners LP Announces Pricing Terms of Cash Tender Offer for
Any and All Outstanding 7.00% Senior Notes Due 2027

WALTHAM, Mass., – (BUSINESS WIRE) June 16, 2025 – Global Partners LP (NYSE: GLP) (“Global”) announced today the pricing terms of the previously announced cash tender offer (the “offer”) to purchase any and all of the outstanding 7.00% Senior Notes due 2027 (the “notes”), co-issued by Global and GLP Finance Corp. (“GLP Finance”), a wholly owned subsidiary of Global. The offer is made pursuant to an Offer to Purchase and a related Notice of Guaranteed Delivery, each dated June 10, 2025, which set forth the complete terms and conditions of the offer.

Certain information regarding the notes and the terms of the offer is summarized in the table below.

Title of Security	CUSIP Number(2)	Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Bloomberg Reference Page	Fixed Spread (basis points)	Purchase Price
7.00% Senior Notes due 2027(1)	37954F AG9	$400,000,000	0.250% UST due 07/31/2025	4.122%	FIT3	0	$1,002.94

(1)	The notes are callable at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, starting on August 1, 2025.

(2)	No representation is made as to the correctness or accuracy of the CUSIP number listed in this press release or printed on the notes. It is provided solely for the convenience of holders of the notes.

The “Purchase Price” for each $1,000 principal amount of notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the offer was determined in the manner described in the Offer to Purchase by reference to the fixed spread specified above plus the yield based on the offer-side price of the U.S. Treasury Reference Security specified above as quoted on the Bloomberg Bond Trader FIT3 series of pages at 2:00 p.m., New York City time, on June 16, 2025, the date on which the offer is currently scheduled to expire. The Purchase Price was based on a yield to August 1, 2025, the date of the next specified redemption price reduction under the indenture governing the notes, and assuming the notes are redeemed on August 1, 2025, at the specified redemption price for such date of 100.000% of the principal amount, as described in the Offer to Purchase.

In addition to the Purchase Price, holders whose notes are purchased pursuant to the offer will also receive accrued and unpaid interest thereon from the last interest payment date up to, but not including, the settlement date for the offer, which is expected to be June 23, 2025, assuming the offer is not extended or earlier terminated. The settlement date for any notes tendered pursuant to a Notice of Guaranteed Delivery is expected to be June 23, 2025, assuming the offer is not extended or earlier terminated.

The offer is scheduled to expire at 5:00 p.m., New York City time, June 16, 2025, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Tendered notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the offer is extended, the tenth business day after commencement of the offer, and (ii) after the 60th business day after the commencement of the offer if for any reason the offer has not been consummated within 60 business days after commencement. Holders of notes must validly tender and not validly withdraw their notes (or comply with the procedures for guaranteed delivery) before the Expiration Time to be eligible to receive the consideration for their notes. Guaranteed deliveries will expire at 5:00 p.m., New York City time, on June 18, 2025, unless the Expiration Time is extended.

There can be no assurance that any notes will be purchased. The offer is conditioned upon the satisfaction of certain conditions, including the completion of a contemporaneous senior notes offering by Global and GLP Finance on terms and conditions satisfactory to Global. The offer is not conditioned on any minimum amount of notes being tendered. Global expects to pay for the notes purchased in the offer with a portion of the proceeds from the contemporaneous senior notes offering. To the extent the offer is completed but we purchase less than all of the notes in the offer, we intend to redeem any of the notes that remain outstanding on or about August 1, 2025. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the notes.

The offer may be amended, extended, terminated or withdrawn in Global’s sole discretion.

There is no assurance that the offer will be subscribed for in any amount.

Global has retained J.P. Morgan Securities LLC to serve as the exclusive dealer manager for the offer and D.F. King & Co., Inc. to serve as the tender agent and information agent for the offer.

Questions regarding the terms of the offer may be directed to J.P. Morgan Securities LLC, Liability Management Group, by calling (866) 834-4666 (toll-free) or (212) 834-7489 (collect). Requests for documents should be directed to D.F. King & Co., Inc. by calling (800) 848-3051 or, for banks and brokers, (212) 269-5550, or emailing GLP@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: http://www.dfking.com/GLP.

Neither Global, the dealer manager, the depositary nor the information agent makes any recommendation to any holder whether to tender or refrain from tendering any or all of such holder’s notes, and none of them have authorized any person to make any such recommendation. Holders are urged to evaluate carefully all information in the offer documents, consult their own investment and tax advisors and make their own decisions whether to tender notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any notes or any other securities. In addition, this press release is not an offer to sell or the solicitation of an offer to buy any securities issued in connection with any contemporaneous notes offering, nor shall there be any offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Global Partners LP

Building on a legacy that began more than 90 years ago, Global Partners has evolved into a Fortune 500 company and industry-leading integrated owner, supplier, and operator of liquid energy terminals, fueling locations, and guest-focused retail experiences. Global operates or maintains dedicated storage at 54 liquid energy terminals—with connectivity to strategic rail, pipeline, and marine assets—spanning from Maine to Florida and into the U.S. Gulf States. Through this extensive network, the company distributes gasoline, distillates, residual oil, and renewable fuels to wholesalers, retailers, and commercial customers. In addition, Global owns, operates and/or supplies approximately 1,700 retail locations across the Northeast states, the Mid-Atlantic, and Texas, providing the fuels people need to keep them on the go at their unique guest-focused convenience destinations. Recognized as one of Fortune’s Most Admired Companies, Global Partners is embracing progress and diversifying to meet the needs of the energy transition.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements,” including statements regarding the expected terms and timing of the senior notes offering and the cash tender offer and the intended use of proceeds from the senior notes offering. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Global’s current expectations and beliefs concerning future developments and their potential effect on Global. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Global will be those that it anticipates. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Global’s control) and assumptions that could cause actual results to differ materially from Global’s historical experience and present expectations or projections. We believe these assumptions are reasonable given currently available information. The assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, which are described in our filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause actual results to differ from Global’s projected results, please see Global’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Global undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Source: Global Partners LP

Contacts

Gregory B. Hanson

Chief Financial Officer

Global Partners LP

(781) 894-8800

or

Sean T. Geary

Chief Legal Officer and Secretary

Global Partners LP

(781) 894-8800

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